SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  APRIL 7, 2014

FRONTIER BEVERAGE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52297	06-1678089
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2360 CORPORATE CIRCLE SUITE 400 HENDERSON, NV 89704	89704
(Address of principal executive offices)	(Zip Code)

307-222-6000

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements

On April 3, 2014, Frontier Beverage Company, Inc. (the “Company”) determined that there were accounting errors in its financial statements during the third quarter ended September 30, 2013. The errors related to accounting for beneficial conversion feature of convertible debt. Specifically, in July 2013 the Company assigned and modified the terms of its related party loans by including conversion terms which resulted in a beneficial conversion feature amounting to $390,339. These corrections pertain to the recognition of the beneficial conversion feature and the resulting impact on additional paid-in capital and interest expense. The restatement will increase the Company’s previously reported net loss for the three and nine months ended September 30, 2013 from $26,643 and $81,441 to $416,982 and $471,780, respectively. As a result, the Company has concluded that those previously issued financial statements should no longer be relied upon.

Management is continuing to assess the Company’s internal control over financial reporting and its disclosure controls and procedures, and expects to report material weakness in its internal control over financial reporting through the present time, due to its failure to properly account for the debt and equity transactions. Management will fully report its conclusion on internal control over financial reporting and disclosure controls and procedures upon completion of the restatement process.

The Board of Directors and management of the Company have discussed the matters disclosed herein with the Company's independent registered public accounting firm, RBSM LLP.

The Company intends to file amendments to its Form 10-Q for the third quarter end September 30, 2013, containing restated unaudited financial statements, to correct the error as soon as reasonably practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER BEVERAGE COMPANY, INC.

Dated: April 7, 2014	By:	/s/ Michael Jamison
Name: Michael Jamison
President and Treasurer